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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of National-Oilwell, Inc. for the registration of 3,000,000 shares of its common stock and to the incorporation by reference therein of our report dated February 5, 1998, with respect to the consolidated financial statements of National-Oilwell, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission. We also consent to the incorporation by reference of our report dated January 31, 1996 with respect to the consolidated financial statements of National-Oilwell, a general partnership, and subsidiaries (the predecessor) for the year ended December 31, 1995 also incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997


                                    /s/ Ernst & Young LLP
                                    -------------------------------------------
                                    ERNST & YOUNG LLP


Houston, Texas
February 17, 1999